October 30, 1997




Mr. Frank Ianna
425 Devonshire Drive
Franklin Lakes, NJ  07417

Dear Frank:

         The purpose of this letter agreement (hereinafter "Agreement") is to detail and document a special individual non-qualified supplemental retirement arrangement we have developed for you. Under this Agreement, a deferred account (hereinafter "Deferred Account") will be established in your name. The maintenance, vesting, forfeiture and distribution of the Deferred Account shall be in accordance with the following terms and conditions.

         On November 1, 1997 (hereinafter the "Effective Date"), AT&T Corp. (hereafter "the Company") shall credit the Deferred Account with an initial balance of Eight Hundred and Twenty Eight Thousand Dollars ($828,000). The Company shall credit interest to the Deferred Account as of the end of each calendar quarter at a rate equal to one-quarter of the average 30 Year Treasury Bond Rate in effect for the last previous quarter.

         The Deferred Account will be maintained as a bookkeeping account on the records of the Company and you will have no present ownership right or interest in the Deferred Account, nor in any assets of the Company with respect thereto. The Deferred Account may not be assigned, pledged or otherwise alienated by you and any attempt to do so, or any garnishment, execution or levy of any kind with respect to the Deferred Account, will not be recognized. You shall not have any right to receive any payment with respect to the Deferred Account, except as expressly provided below.

         In the event you cease to be a Company employee prior to the sixth anniversary of the Effective Date:

                    (a) by reason of death or Long-Term Disability (as defined below), all amounts credited to the Deferred Account through the date of such termination, shall be paid to you [or, upon your death to your beneficiary, as designated on a form filed with Executive Human Resources, or to your estate if no beneficiary has been designated, (hereinafter your Survivors)] within the calendar quarter immediately following the quarter which includes the date of your termination of Company employment;

                    (b) by reason of Company-initiated termination for other than Cause (as defined below), all amounts credited to the Deferred Account through the sixth anniversary of the Effective Date shall be paid to you (or to your Survivors) within the calendar quarter immediately following the quarter which includes such sixth anniversary;

                    (c) by reason of your election to terminate your Company employment for Good Reason (as defined below), all amounts credited to the Deferred Account through the sixth anniversary of the Effective Date shall be paid to you (or to your Survivors) within the calendar quarter immediately following the quarter which includes such sixth anniversary; and

                    (d) for any reason other than death, "Long Term Disability," Company-initiated termination for other than "Cause," or your election to terminate your employment for "Good Reason," then all amounts in the Deferred Account shall be canceled and you shall not receive any distribution with respect to the Deferred Account or have any further interest in the Deferred Account.

         In the event you cease to be a Company employee on or after the sixth anniversary of the Effective Date for any reason other than your death, all amounts credited to the Deferred Account will be paid to you in ____ (1 to 10) _____ (initials) approximately equal annual installments commencing within the first calendar quarter of the calendar year following the year in which your termination of employment occurs. Unpaid Deferred Account balances after termination continue to be credited with interest. In the event of your death prior to either commencement or completion of Deferred Account payment(s) to you, the unpaid balance of the Deferred Account as of your death shall be paid to your Survivors in a lump sum within the calendar quarter immediately following the quarter which includes the date of your death.

         For purposes of this Agreement:

    (a) "Long Term Disability" shall mean termination of your employment with the Company with eligibility to receive a disability allowance under the AT&T Senior Management Long Term Disability and Survivor Protection Plan or a replacement plan;

    (b) "Cause" shall mean:

         (i)      your breach of any of the terms of this Agreement;

         (ii)     your   conviction   (including   a  plea  of  guilty  or  nolo
                  contendere) of a crime involving theft, fraud, dishonesty or moral turpitude;

         (iii) gross omission or gross dereliction of any statutory, common law or other duty of loyalty to the Company or any of its affiliates;

         (iv) violation by you of the Company's Code of Conduct or Non-Competition Guideline; or

         (v) repeated failure to carry out the duties of your position despite specific instruction to do so.

    (c) "Good Reason" shall mean the occurrence without your express written consent of any of the following events:

         (i) Your demotion to a position which is not of a rank and responsibility comparable to members of the current Senior Management Team or those of a similar/replacing governance body; provided, however, that the Company's decision not to continue a Senior Management Team shall not be Good Reason, and provided, further, that (1) changes in reporting relationships shall not, alone, constitute Good Reason and/or
                  (2) a reduction in your business unit's budget or a reduction in your business unit's head count, by themselves, do not constitute Good Reason; or

         (ii) a reduction in your "Total Annual Compensation" (defined as the sum of your Annual Base Salary Rate, Target Annual Incentive and "Target Annual Long Term Incentive Grants") for any calendar or fiscal year, as applicable, to an amount that is less than the Total Annual Compensation that existed in the prior calendar or fiscal year, as applicable. For purposes of this paragraph (c)(ii) the dollar value of the "Target Annual Long Term Incentive Grants" shall exclude the value of any special one-time or periodic long-term incentive grants, and shall be determined by valuing Performance Shares, Stock Units, Restricted Stock, Restricted Stock Units, etc., at the market share price utilized in valuing the annual Senior Management compensation structures in the materials presented to the Compensation and Employee Benefits Committee of the Company's Board of Directors when authorizing such grants, and assuming 100% performance achievement if such grants include performance criteria. Stock Options and Stock Appreciation Rights will be valued by the Black Scholes methodology (and related share price) as utilized in the materials presented to such Compensation and Employee Benefits Committee when authorizing such grants.

          It is understood and agreed that you will not talk about, write about or otherwise publicize the terms or existence of this Agreement or any fact concerning its execution or implementation. You may, however, discuss its contents with your spouse, legal and/or financial counselor. IN ADDITION, DEFERRED ACCOUNT AMOUNTS PROVIDED UNDER THIS AGREEMENT ARE SUBJECT TO FORFEITURE (OR REPAYMENT IF SUCH AMOUNTS ALREADY HAVE BEEN PAID) IF YOU VIOLATE THE AT&T NON-COMPETITION GUIDELINE IN EFFECT AT THE TIME OF THE VIOLATION ANYTIME PRIOR TO THE THIRD ANNIVERSARY OF YOUR TERMINATION OF COMPANY EMPLOYMENT. (THE CURRENT GUIDELINE SUMMARY IS ATTACHED.)

         THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT AND SHOULD NOT BE CONSTRUED OR INTERPRETED AS CONTAINING ANY GUARANTEE OF CONTINUED EMPLOYMENT. THE EMPLOYMENT RELATIONSHIP WITH THE COMPANY IS BY MUTUAL CONSENT ("EMPLOYMENT-AT-WILL"). THIS MEANS THAT EMPLOYEES HAVE THE RIGHT TO TERMINATE THEIR EMPLOYMENT AT ANY TIME AND FOR ANY REASON. LIKEWISE, THE COMPANY RESERVES THE RIGHT TO DISCONTINUE YOUR EMPLOYMENT WITH OR WITHOUT CAUSE AT ANY TIME AND FOR ANY REASON.

         Payments from the Deferred Account are in addition to and not in lieu of any qualified or non-qualified pension, savings, or other retirement plan, program or arrangement covering you, nor are such payments in lieu of any payments or other benefits which may be provided to you under the AT&T Senior

Officer Severance Plan. The Deferred Account payments provided under this Agreement are subject to payroll tax withholding and reporting, and amounts credited to the Deferred Account are not included in the base for calculating benefits under any employee or Senior Management benefit plan, program or practice.

         Any dispute, controversy, or question arising under, out of, or relating to this Agreement or the breach thereof, shall be referred for arbitration in the State of New Jersey to a neutral arbitrator selected by you and the Company. The proceeding shall be governed by the Commercial Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence) and the decision of the arbitrator shall be governed by the rule of law. If the parties are unable to agree upon a neutral arbitrator within thirty (30) days after each party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American Arbitration Association for the appointment of a neutral arbitrator, or, if such Association is not then in existence or does not desire to act in the matter, either party may apply to the Presiding Judge of the Superior Court of any county in New Jersey for the appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question, and such right to submit a dispute arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all interested persons and no action at law or in equity shall be instituted, or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. You and the Company shall each bear all your and its own costs and attorney fees, except that the Company shall pay the costs of any arbitrator appointed hereunder as well as the copy of any official transcript of the proceeding.

         The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey, without regard to its conflict of laws rule.

         Frank, I am happy to present this special arrangement to you. It recognizes the extraordinary contribution you have made to our business. If you agree with the terms and conditions detailed above, please enter your payout election and initial in the spaces provided on page 2, sign and date this Agreement in the spaces provided below and, prior to November 14, 1997, return the original executed copy to me.

                                       Sincerely,





Attachment




______________________________         ___________________________________
Acknowledged and Agreed to             Date
Frank Ianna